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                                                          EXHIBIT 23.2


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



iNTELEFILM Corporation
Minneapolis, Minnesota



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated February 8, 2000 except notes 8 and 10 dated March 17, 2000, relating to the consolidated financial statements of iNTELEFILM Corporation appearing in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1999.


We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
BDO SEIDMAN, LLP
Milwaukee, Wisconsin


October 27, 2000